Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 1

TO THE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 1 to the Development and License Agreement (this “Amendment No. 1”) is effective as of             , 2015 by and between PARI PHARMA GMBH, a German corporation, with a principal place of business at Moosstrasse 3, D-82319 Starnberg, Germany (“PARI”), and RAPTOR PHARMACEUTICALS, INC., a Delaware corporation, with a place of business at 7 Hamilton Landing, Suite 100, Novato CA 94949 (“RAPTOR”) (each of RAPTOR and PARI being individually a “Party” and together the “Parties”).

A. WHEREAS, PARI and MPEX Pharmaceuticals, Inc. (“MPEX”) were parties to a certain development and license agreement dated as of February 11, 2006 (the “Development Agreement”), and work under the Development Agreement resulted in a Drug Product meeting Performance Specification A as defined in Exhibit. 6.1 of the Development Agreement.

B. WHEREAS, the Development Agreement has been transferred and assigned to RAPTOR and RAPTOR has assumed and has agreed to be bound by all the obligations of MPEX under the Development Agreement.

C. WHEREAS, the Parties wish to amend the Development Agreement.

NOW, THEREFORE, the Parties agree to the following:

1. Definitions.

“Force Majeure” shall mean any event beyond its reasonable control that render its performance impossible or commercially impracticable, including: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; pandemic flu; fires; floods; governmental acts (but for the avoidance of doubt, excluding delays caused by any Regulatory Authority or a Party’s freedom to operate); orders or restrictions; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

“Drug Product” shall mean RAPTOR’s proprietary drug formulation for pulmonary administration (which, for the avoidance of doubt, also includes MPEX’s proprietary drug formulation which is currently owned by RAPTOR) which includes levofloxacin alone or in addition to one or more other substances, chemicals or ingredients, which shall be promoted, provided and sold for use exclusively with PARI’s proprietary inhalation delivery device which is based on the eFlow technology.

2. RAPTOR hereby agrees to comply with all the diligence milestones set forth in Schedule A below with respect to the development and commercialization of the Drug Product in the United States (the “Diligence Milestones”). Notwithstanding anything to the contrary in the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

Development Agreement, this Amendment No. 1 or Schedule A to this Amendment No. 1, RAPTOR shall use Commercially Reasonable Efforts to achieve each Diligence Milestone. In order for RAPTOR to meet the requirement that RAPTOR has used Commercially Reasonable Efforts, RAPTOR must spend [***] US-Dollars ($[***]) per year, for years other than [***], on activities for the development of the Drug Product in the United States, until the earlier of (i) [***], or (ii) RAPTOR has filed a new drug application with the US Food and Drug Administration for approval of such Drug Product in the United States for any indication other than Cystic Fibrosis. If RAPTOR claims internal costs to be a portion of such $[***], RAPTOR agrees to assess costs on a by-project basis and to apply the same internal costs (such as hourly rates and cost burdening ratios) to this project as it applies to other RAPTOR projects. With respect to any partial calendar year, the amount of $[***] shall be pro rated. For the avoidance of doubt, any costs related to the commercialization of the Drug Product outside the United States shall not be counted towards the above $[***] annual requirement. If RAPTOR does not meet the above financial requirement in any given year prior to the earlier of First Commercial Sale of the Drug Product in the United States in the indication of Cystic Fibrosis or the filing of a new drug application with the US Food and Drug Administration for approval of such Drug Product in the United States for any indication other than Cystic Fibrosis pursuant to (i) or (ii) above (not including [***]), RAPTOR may be deemed not to have used Commercially Reasonable Efforts and PARI shall have the right, upon [***] days prior written notice to RAPTOR, and in PARI’s sole discretion, to terminate the exclusivity provisions of Section 4.2 of the Development Agreement, with respect to the United States, and also to convert the licenses provided in Sections 4.1 to non-exclusive licenses, solely with respect to the United States. Provided, however, that upon written notice of breach by PARI to RAPTOR, [***] during the term of this Agreement, RAPTOR shall have [***] months in which it either (x) may demonstrate spending of at least $[***] on development of the Drug Product in the United States, (y) initiate a Registrational Trial (as defined in Schedule A to this Amendment No. 1) intended to enable the filing of a new drug application for the Drug Product with the US Food and Drug Administration, or (z) submit the new drug application to the US Food and Drug Administration for the Drug Product for an indication other than Cystic Fibrosis, which will be deemed to meet RAPTOR’s obligation. Within 30 days after the end of each calendar year, RAPTOR shall provide PARI with a written certification, executed by a duly authorized senior officer of RAPTOR, that RAPTOR has met, for the prior calendar year (or partial calendar year, as applicable), its Commercially Reasonable Efforts requirement and the financial spending requirement for the United States. PARI shall have the right to inspect and audit the books and records of RAPTOR to verify whether the financial threshold has been met. Such inspection and audit shall be completed by an independent third party, reasonably acceptable to RAPTOR, with the costs thereof borne by PARI, provided, however, that if such inspection and audit shows that the financial requirement has not been met, the costs of the inspection and audit shall be borne by RAPTOR.

In the event that RAPTOR decides to cease the development or commercialization of the Drug Product for exclusive delivery via the Project Nebulizer in the United States, PARI shall have the right, in its sole discretion, to [***] upon thirty (30) days prior written notice to RAPTOR, and PARI shall also have the right, in PARI’s sole discretion, to convert the licenses provided in Sections 4.1 with respect to the United States to non-exclusive licenses.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

3. In the event RAPTOR does not meet (i) a Diligence Milestone and/or (ii) the annual minimum spending requirement of $[***] as set forth in Section 2 of this Amendment No. 1 above, and such condition is not cured within [***] months of notice as provided for in Section 2 above, then the Royalty Rate shall be [***]% of Net Sales independent of any Net Sales level and notwithstanding Section 6 below.

5. Section 1.42 of the Development Agreement is deleted in its entirety and replaced with the following:

““Royalty Term” shall mean, on a country-by-country basis, the period commencing on the Effective Date and continuing until the later of (i) [***] or (ii) [***] ([***]) years after First Commercial Sale in the particular country.”

6. Sections 6.1(a) and (b) of the Development Agreement are deleted in their entirety and replaced with the following:

“RAPTOR shall pay to PARI tiered royalties on the Drug Product as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of incremental Net Sales in the applicable calendar year. The royalty will be calculated for each increment separately and then aggregated for payment.

Net Sales Increment	Royalty Rate

$[***] million	[***	]%
Above $[***] million to $[***] million	[***	]%
Above $[***] million	[***	]%”

7. All references to and sections related to [***] are hereby deleted in their entirety, except that in the event of termination of the Development Agreement by RAPTOR under Section 15.3 of the Development Agreement or termination of the Development Agreement by PARI under Section 15.2 of the Development Agreement for RAPTOR’s material breach, RAPTOR shall nevertheless pay royalties to PARI pursuant to Sections 15.4(g) and 6.2.2 of the Development Agreement, and provided further that such royalties shall be due, notwithstanding the provisions of Section 15.4(g), until the later of on a country-by-country basis (i) [***] or (ii) [***] ([***]) years after First Commercial Sale in the particular country.

8. Notwithstanding anything to the contrary in the Development Agreement or in this Amendment No. 1, in the event any adjustments to royalties are applicable pursuant to Section 6.4 of the Development Agreement, the Parties hereby agree that the adjusted royalty shall under no circumstances ever be less than [***]% of Net Sales. As of the 17th day of August 2015, there is, to Raptor’s Knowledge, no Third Party IP, nor any basis for filing or issuance of Third Party IP, which would result in a reduction of royalties to PARI.

9. Sections [***], [***] and [***] as well as all references to and other sections related to [***] are hereby deleted in their entirety.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

10. The Parties agree that in the event the Commercial Supply Agreement between the Parties of even date herewith is terminated pursuant to Section 12.2(e) of the Commercial Supply Agreement, then the Development Agreement shall also automatically, without any further action by either Party, be terminated, notwithstanding anything to the contrary in the Development Agreement.

11. Upon execution, this Amendment No. 1 shall be made a part of the Development Agreement and shall be incorporated by reference. Except as provided herein, all other terms and conditions of the Development Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to be executed by its duly authorized representatives.

PARI PHARMA GMBH			RAPTOR PHARMACEUTICALS, INC.

By:			By:
	Name:	Dr. Martin Knoch		Name:	Ted Daley
	Title:	President		Title:	Chief Business Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

Schedule A

Raptor Diligence Obligations

1.1	Applicable Efforts.

[***]

(b) Commencement of Clinical Trial for Second Indication. After the closing date of the Transaction, RAPTOR will use commercially reasonable efforts to open for enrollment at no fewer than three sites a Registrational Trial of the use of Aeroquin for the Second Indication by [***] (such date, as it may be extended, the “Target Trial Commencement Date”); provided, however, that:

(i) the Target Trial Commencement Date shall be automatically extended on a day-for-day basis in the event of (A) any delay by the FDA or another Regulatory Authority (beyond the customary or statutorily contemplated response or scheduling time) in responding to correspondence, in responding to a request for a meeting or telephone conference or in scheduling a meeting or telephone conference relevant to the determination of the proposed clinical trial’s status as a Registrational Trial, or (B) any delay caused by (1) any order by the FDA or another Regulatory Authority that the sponsor suspend or delay the proposed Registrational Trial in accordance with 21 CFR § 312.42 or any similar industry standard, Regulatory Requirement or guidance of any Regulatory Authority or (2) any delay by a third party that was not reasonably foreseen by or was not within the control of RAPTOR (it being understood that a contractual relationship between RAPTOR and a third party will not, by itself, be deemed to put RAPTOR in “control” of such third party or any delay by such third party);

(ii) RAPTOR’s obligations under this Section 1.1(b) shall expire and cease to be of any force or effect in the event of a Technical Failure;

(iii) under no circumstances shall RAPTOR be deemed to have breached its obligations under this Section 1.1(b) if a Registrational Trial for the use of Aeroquin for the Second Indication is commenced on or before the [***];

(iv) RAPTOR’s obligations under this Section 1.1(b) shall expire and cease to be of any force or effect if any representative of the FDA or another Regulatory Authority (A) indicates in writing that the Investigational New Drug application or any equivalent non-US filing for Aeroquin is not effective or cannot be made effective, or (B) orders RAPTOR to suspend or delay such Registrational Trial in accordance with 21 CFR § 312.42 or a similar industry standard, Regulatory Requirement or guidance of any Regulatory Authority, in either case, due to factors other than the action or inaction of RAPTOR; and

(v) RAPTOR’s obligations under this Section 1.1(b) shall expire and cease to be of any force or effect upon the earlier of (A) the opening for enrollment of the Registrational Trial for the use of Aeroquin for the Second Indication at [***] sites, and (B) the [***].

(c) Completion of Clinical Trial for Second Indication. Commencing upon the [***] of a Registrational Trial of the use of Aeroquin for the Second Indication, RAPTOR will use commercially reasonable efforts to cause such Registrational Trial to be completed; provided, however, that:

(i) RAPTOR’s obligations under this Section 1.1(c) shall expire and cease to be of any force or effect in the event of a Technical Failure;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

(ii) RAPTOR’s obligations under this Section 1.1(c) shall expire and cease to be of any force or effect if (A) any representative of the FDA or another Regulatory Authority indicates in writing that the IND application or any equivalent non-US filing for Aeroquin for the Second Indication is no longer in force and valid due to factors other than the action or inaction of RAPTOR, (B) RAPTOR determines, in its reasonable judgment, that there is [***], (C) after commencement of the Registrational Trial, [***], (D) an event occurs or circumstances arise that materially delay, impair or otherwise adversely affect RAPTOR’s ability to [***], (E) the FDA orders the sponsor to suspend or delay such Registrational Trial in accordance with 21 CFR § 312.42 or any similar industry standard, Regulatory Requirement or guidance of any Regulatory Authority, (F) the FDA or another Regulatory Authority terminates the IND application for Aeroquin for the Second Indication pursuant to 21 CFR § 312.44 or any similar industry standard, Regulatory Requirement or guidance of any Regulatory Authority, or (G) the FDA or another Regulatory Authority places the IND application for Aeroquin for the Second Indication on inactive status in accordance with 21 CFR § 312.45 or any similar industry standard, Regulatory Requirement or guidance of any Regulatory Authority;

(iii) RAPTOR shall be under no obligation to cause or to attempt to cause such Registrational Trial to be completed by [***]; and

(iv) RAPTOR’s obligations under this Section 1.1(c) shall expire and cease to be of any force or effect upon the completion of such Registrational Trial.

(d) Additional Limitations on Efforts Obligations. Without limiting the generality of the foregoing:

(i) neither RAPTOR nor any of its current or future Affiliates, successors or permitted assigns (including any Acquiring Party) shall have any obligation of any nature to file any application for (or otherwise attempt to obtain) approval of Aeroquin [***], to file any application for approval of Aeroquin for any indication other than [***], or to attempt to obtain any Regulatory Approval of any [***];

(ii) neither RAPTOR nor any of its current or future Affiliates, successors or assigns (including any acquirer of RAPTOR) shall have any obligation of any nature to attempt to commence or complete any clinical trials, except as specifically provided in Section 1.1(b) and/or Section 1.1(c) herein;

(iii) neither RAPTOR nor any of its current or future Affiliates, successors or assigns (including any Acquiring Party) shall have any obligation of any nature to expend any efforts with respect to Aeroquin if: (A) there is or has been any fraud, intentional misrepresentation or tortious misconduct (whether on the part of Tripex, any Seller Predecessor or any past, current or future Affiliate or representative of RAPTOR or any Seller Predecessor) or (B) there shall have been at any time at or prior to the Closing any material inaccuracy in or material breach of any representation or warranty set forth in the Asset Purchase Agreement which breach has an adverse impact on the ability to secure effective exclusivity with respect to Aeroquin or materially impairs or increases the cost or effort associated with development of Aeroquin;

(iv) neither RAPTOR nor any of its Affiliates, successors or assigns (including any Acquiring Party) shall have (A) any development obligation with respect to any Aeroquin-Related Product other than Aeroquin or (B) following a change of control, any commercialization obligation, in each case, with respect to any Aeroquin-Related Product other than Aeroquin;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

(v) neither RAPTOR, Tripex, and their respective current and future Affiliates, successors and assigns (including any Acquiring Party) shall have any obligation whatsoever (and none of RAPTOR, Tripex, and their respective current and future Affiliates, successors and assigns (including any Acquiring Party) shall be under any obligation to cause any other Person) (A) to use any efforts, to make any particular expenditure, to engage in any particular activity or to take (or omit to take) any particular action except as specifically set forth herein, nor or (B) to cause any particular amount or level of annual net sales to be achieved; and

(vi) RAPTOR gives no assurance that any Diligence Milestone will ever be met or that any amount of Net Sales will be reached.

(e) Termination of Efforts Obligations. Each provision of this Section 1, providing that any of RAPTOR’s or any Acquiring Party’s obligations terminates, expires or ceases to be of any force or effect upon the occurrence of a specified event or in specified circumstances (including, for the avoidance of doubt, each of Sections 1.1(a)(iv), 1.1(a)(v), 1.1(b)(iv), 1.1(b)(v), and 1.1(c)(iv)) constitutes a “safe harbor” for determining whether such obligations have terminated, expired and ceased to be of any force or effect. The Parties acknowledge and agree that none of such provisions shall be deemed to create or imply any obligation on the part of RAPTOR, any Acquiring Party or any other Person, or to otherwise suggest or establish that any such provision sets forth the exclusive basis for the termination or expiration of any obligation under this Section 1.1 or the exclusive basis for any such obligation ceasing to be of any force or effect.

1.2	Definitions

(a) Acquiring Party. “Acquiring Party” means the Person directly acquiring voting securities of the Purchaser, assets of the Purchaser or the Transferred Assets in a Change of Control.

(b) Aeroquin Business. “Aeroquin Business” means the business of developing and commercializing Aeroquin (including, for purposes of clarity, financing the development and/or commercialization of Aeroquin) for all indications and in all forms, including as conducted prior to the Closing by the Seller and/or the Seller Predecessors, and as conducted or proposed to be conducted after the Closing by the Purchaser, any Acquiring Party or any of their respective current or future Affiliates, successors or assigns.

(c) Aeroquin-Related Product. “Aeroquin-Related Product” means Aeroquin and any other product that is covered by, and cannot be manufactured or sold without infringement or misappropriation of, intellectual property owned, held or purported to be owned or held at any time by, or licensed at any time to Tripex.

(d) Asset Purchase Agreement. “Asset Purchase Agreement” means that Asset Purchase Agreement executed between RAPTOR and Tripex, dated as of August 13, 2015.

(e) First Dose. “First Dose” means the time of the first visit of the first enrolled patient in a Registrational Trial.

(f) Seller Predecessor. “Seller Predecessor” means any person or entity, other than Tripex, that has or at any time had any direct or indirect ownership interest in Aeroquin, including Actavis, Inc., Mpex Pharmaceuticals, Inc., Aptalis Holdings Inc., Forest Laboratories, Inc., the Shareholder Representative Committee defined in the Mpex-Aptalis Merger Agreement of 2011, and each of their respective affiliates.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.

[***].

(h) Registrational Trial. “Registrational Trial” means either:

(i) a human clinical trial conducted by or on behalf of RAPTOR (including on behalf of the RAPTOR by its affiliates and/or sublicensees) of a Aeroquin Product hat satisfies the requirements of 21 CFR § 312.21(c); or

(ii) a late-stage human clinical trial conducted by or on behalf of RAPTOR (including on behalf of RAPTOR by its affiliates and/or sublicensees) that may or may not satisfy the requirements of 21 CFR § 312.21(c), but that nonetheless serves as a registration study of an Aeroquin Product for the applicable indication in support of Regulatory Approval thereof.

(i) Representative of Tripex. “Representative of Tripex” means any officer, director, employee, agent, attorney, accountant, and advisor of Tripex.

(j) Second Indication. “Second Indication” means the initial indication (other than for the [***]) for which there has been a First Dose in a Registrational Trial of Aeroquin.

(k) Technical Failure. “Technical Failure” means the reasonable determination that: (a) Aeroquin presents unacceptable levels of safety or legal risks such that successful development of Aeroquin or successful commercialization of Aeroquin, for any indication or with any label, is not reasonably likely; or (b) the successful manufacturing of Aeroquin or any component thereof is not reasonably likely to be feasible on an ongoing basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission Confidential treatment has been requested with respect to portions of this agreement.